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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                 AUGUST 5, 1998

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                              RENTERS CHOICE, INC.
               (Exact name of registrant as specified in charter)




         DELAWARE                      0-25370                  48-1024367
(State or Other Jurisdiction         (Commission              (IRS Employer
    of Incorporation)                File Number)           Identification No.)



                              13800 MONTFORT DRIVE
                                   SUITE 300
                                 DALLAS, TEXAS
                                      75240
              (Address of Principal Executive Offices) (Zip Code)


                                 (972) 701-0489
                             (Registrant's telephone
                          number, including area code)


                                    NO CHANGE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OF ASSETS

         On August 5, 1998, the Registrant purchased 100% of the capital stock of Thorn Americas, Inc. ("Thorn Americas") for approximately $900 million (including the repayment of certain debt of Thorn Americas), subject to adjustment, pursuant to that certain Stock Purchase Agreement, dated June 16, 1998, by and among the Registrant, Thorn International BV and Thorn plc (the "Stock Purchase Agreement"). Immediately following the closing, Thorn Americas name was changed to Rent-A- Center, Inc. Prior to its acquisition by the Registrant, Thorn Americas was the largest rent-to-own operator with 1,404 company-owned stores and 65 franchised stores. Thorn Americas operated under three brand names, "Rent-A-Center," "Remco" and "U-Can Rent." In addition, Thorn Americas operated certain non-rent- to-own businesses, including automobile retailing, credit retailing and check cashing that represented less than 2.3% of Thorn Americas revenues during the fiscal year ended March 31, 1998.

         Pursuant to the Stock Purchase Agreement, the Registrant paid the purchase price in cash and repaid certain debt of Thorn Americas owed to a subsidiary of Thorn plc. The total purchase price and structure of the consideration paid was determined by negotiation between the Registrant and Thorn plc. The source of the cash consideration was the proceeds from (i) a newly established $926.25 million senior credit facility with Chase Manhattan Bank, as Administrative Agent, Comerica Bank, as Documentation Agent, and NationsBank, N.A., as Syndication Agent, (ii) a $175 million senior subordinated credit facility with The Chase Manhattan Bank, as Administrative Agent and Chase Securities Inc., as Arranger, and (iii) the issuance of $235 million of preferred stock to Apollo Investment Fund IV, L.P. These proceeds were also used to retire the Registrants prior revolving credit facility with Comerica Bank, as Agent. There was no material relationship between (i) the Registrant, any of its affiliates, any of its officers or directors, or any associate of such officers and directors, and (ii) Thorn Americas, Thorn International BV, or Thorn plc, any affiliates of Thorn Americas, Thorn International BV, or Thorn plc, any of the officers or directors of Thorn Americas, Thorn International BV, or Thorn plc or any associate of such officers and directors.

         The Registrant intends to continue operating the acquired stores as rent-to-own stores and discontinue Thorn Americas non-rent-to-own businesses. Thorn Americas generated approximately $880 million in rent-to-own revenue during its fiscal year 1998.

         The Registrant is the largest rent-to-own operator and franchisor in the United States. The Registrant operates 2,084 company owned stores and franchises 343 stores in all 50 states and Puerto Rico and the District of Columbia.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         The required financial statements are not available as of the date hereof. Such financial statements will be filed as an amendment to this Report as soon as practicable, but in no event later than sixty (60) days following the date hereof.

    (B)  PRO FORMA FINANCIAL INFORMATION.

         The required pro forma financial information is not available as of the date hereof. Such pro forma financial information will be filed as an amendment to this Report as soon as practicable, but in no event later than sixty (60) days following the date hereof.

    (C)  EXHIBITS

    2.1 Stock Purchase Agreement, dated June 16, 1998, by and among the Registrant, Thorn International B.V., and Thorn plc.(1)

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(1) Incorporated herein by reference to Exhibit 2.9 of the Registrants'
    Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and filed on August 14, 1998.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RENTERS CHOICE, INC.




DATE:  August 20, 1998                 BY:  /s/ DANNY Z. WILBANKS
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                                               Danny Z. Wilbanks
                                               Senior Vice President-Finance and
                                               Chief Financial Officer

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